UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2021

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2021, Millennium Investment & Acquisition Co. Inc. (“MILC”) announces that a wholly owned subsidiary of its wholly owned subsidiary, Millennium Cannabis LLC (the “Tenant”), has entered into a 20 year triple-net lease (the “Lease”) with a wholly owned subsidiary of Power REIT (the “Landlord), in connection with a 61 acre property located in Marengo Township, Michigan (the “Property”).

The foregoing descriptions of the Lease does not purport to be complete and are qualified in its entirety by reference to the complete text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 8.01 – Other Items

Corporate Update Regarding Investment

On September 9, 2021, the registrant issued a press release announcing its third sustainable cannabis cultivation related transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Deregistration as a 1940 Act Company

On October 14, 2020, shareholders approved a proposal to change the nature of the Company’s business from a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and to a holding company that focuses primarily on owning and operating businesses that produce activated carbon and acquiring other private businesses (collectively, the “Deregistration Proposal”). The Company is in the process of implementing the Deregistration Proposal so that it is no longer an “investment company” under the 1940 Act and has applied to the Securities and Exchange Commission (the “SEC”) for an order under the 1940 Act declaring that the Company has ceased to be an investment company (the “Deregistration Order”).

While the Company is committed to fully implementing the Deregistration Proposal, it is still contingent upon regulatory approval and the ability to reconfigure the Company’s portfolio to deregister as an investment company. The time required to reconfigure the Company’s portfolio could be impacted by, among other things, the COVID-19 pandemic and related market volatility, determinations to preserve capital, the Company’s ability to identify and execute on desirable acquisition opportunities, and applicable regulatory, lender and governance requirements. The conversion process could take up to 24 months; and there can be no assurance that the Deregistration Proposal, even if fully implemented, will improve the Company’s performance. Further, the SEC may determine not to grant the Company’s request for the Deregistration Order, which would materially change the Company’s plans for its business.

As previously announced, MILC has now completed the liquidation of its sole investment in securities - its investment in SMC and plans to invest the proceeds in operating businesses.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Ex. No.	Description

10.1	Lease Agreement with subsidiary of Power REIT

99.1	Press Release of Millennium Investment & Acquisition Company, Inc. – Millennium Investment & Acquisition Co. to Operate Michigan’s Largest Greenhouse Cannabis Cultivation Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2021

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer